Exhibit 10(e)(1)


                        AMENDMENT TO
              EMPLOYEES' EXCESS BENEFITS PLAN D


1.  Effective October 30, 1992, Employees' Excess Benefits
Plan D is revised to delete Section 7.3 in its entirety and replace it with the following:

    7.3 Prior to his or her retirement date, a Participant may elect that the value of his or her account be distributed either in a lump sum at retirement or in annual installments of any number designated by the Participant up to, but not more than ten (10) following his or her retirement, commencing the January 31 of the first calendar year following such retirement and each January 31 thereafter until he or she has received all installments.
A Participant's election to receive installments must be made at least one year prior to his or her retirement date.
The Participant's election to receive either a lump sum or annual installments shall become irrevocable one year prior to the Participant's retirement date. In the event the Participant fails to make such an election, all amounts in his or her account shall be distributed as a lump sum distribution as soon as administratively practical after his or her retirement.

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